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                                                                  EXHIBIT 99.2

         TRUST AGREEMENT BETWEEN DELL COMPUTER CORPORATION AND THE CHASE
                               MANHATTAN BANK, N.A




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         THIS TRUST AGREEMENT, made as of the 31st of March, 1997 is between
DELL COMPUTER CORPORATION, a corporation organized and existing under the laws of the state of Delaware, (the "Company") and THE CHASE MANHATTAN BANK, a New York banking corporation having its principal office in New York (the "Trustee").

                                   WITNESSETH

         WHEREAS, the Company previously established a trust of the 23rd day of July, 1991 by and between the Company and James R. Daniel (the "Trust") to provide a vehicle through which benefits which accrue under the Dell Computer Corporation Deferred Compensation Plan may be paid to eligible employees;

         WHEREAS, the Company desires to replace James R. Daniel with the Trustee as trustee of the Trust and to restate the Trust;

         WHEREAS, the Company restates this Trust as an irrevocable grantor trust which is not intended to be qualified under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), to provide assurance to its key management employees (the "Participants") and their surviving spouses, dependent children, beneficiaries or estates (collectively, the "Beneficiaries") that the Company will be able to meet its obligations with respect to their benefits under the Dell Computer Corporation Deferred Compensation Plan and the Dell Computer Corporation Deferred Plan for Non-Employee Directors (individually, "Plan" and collectively, the "Plans") in the future by application of the procedures governing the Trust;

         WHEREAS, the Company and Trustee intend that the Trust shall constitute an unfunded arrangement and shall not affect the status of the Plans as unfunded plans maintained for the purpose of providing deferred compensation for a select group of management or highly compensated employees for purposes of Title 1 of the Employee Retirement Income Security Act of 1974;

         WHEREAS, amounts transferred to the Trust, as determined by the Company from time to time in its sole discretion, and the earnings thereon shall be used by the Trustee solely in satisfaction of the liabilities of the Company with respect to the Participants in the Plans and their Beneficiaries and such utilization shall be in accordance with the procedures set forth herein, except that all such amounts held at any time shall be subject to claims of general creditors of the Company in the event of bankruptcy or insolvency, as defined in
Section 2.1;

         WHEREAS, any amount transferred by the Company to the Trust and the earnings thereon shall revert to the Company only upon satisfaction of the liabilities of the Company with respect to the Participants in the Plans and their Beneficiaries and such utilization shall be in accordance with the procedures set forth herein, except that all such amounts held at any time shall be subject to claims of general creditors of the Company in the event of bankruptcy or insolvency, as defined in Section 2.1;

         WHEREAS, any amounts transferred by the Company to the Trust and the earnings thereon shall revert to the Company only upon satisfaction of all liabilities of the Company under



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the Plans, except that all such amounts held at any time under this Agreement shall be subject to the claims of general creditors of the Company in the event of bankruptcy or insolvency, as defined in section 2.1; and

         WHEREAS, the Company and the Trustee wish to amend further and restate this Agreement of Trust to provide for more efficient administration of the Trust in order to best enable the Company to meet all of its obligations under the Plans.

         NOW, THEREFORE, in consideration of the premises and mutual and independent promises herein, the parties hereto covenant and agree as follows:

                                    ARTICLE I

                             Establishment of Trust

         1.1. Trust Fund. The Company hereby establishes with the Trustee a Trust consisting of such sums of money, and such other property, acceptable to the Trustee, as shall from time to time be paid or delivered to the Trustee by the Company and the earnings and profits thereon. All such money and property, all investments made therewith and proceeds thereof, less the payments or other distributions which, at the time of reference, shall have been made by the Trustee, as authorized herein, shall be referred to herein as the "Trust Fund" and shall be held by the Trustee, in Trust, in accordance with the provisions of this Agreement.

         The Trust Fund shall be revalued by the Trustee every day that the Trustee and the New York Stock Exchange are both open for business at current market values, as determined by the Trustee. The Trustee shall hold, manage, invest and otherwise administer the Trust Fund pursuant to the terms of this Agreement. Except as otherwise expressly provided herein, this Trust shall be irrevocable and no part of the Trust Fund shall revert, or be paid to, the Company.

         1.2. Contributions. The Company shall contribute to the Trust from time to time part or all of the amount which is expected to provide funds equal to the sum of the expected benefits due to employees or beneficiaries under the terms of the Plans. The Trustee shall be responsible only for contributions actually received by it hereunder and the earnings on such contributions. Furthermore, the Trustee shall have no duty or responsibility with respect thereto, except as otherwise expressly provided in this Trust Agreement or agreed to by the Trustee.

                                   ARTICLE II

                                Purpose of Trust

         2.1. Effect of Bankruptcy or Insolvency on Trust Distribution. For purposes of this Section, the Trust assets shall be considered as held in separate shares for the benefit of the creditors of the Company in the event that the Company becomes insolvent.

         The assets of the Trust shall be subject only to the claims of a Company's general creditors in the event of that Company's bankruptcy or insolvency. A Company shall be



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considered "bankrupt" or "insolvent" if the Company is (A) unable to pay its debts when due or (B) engaged as a debtor in a proceeding under the Bankruptcy Code, 11 U.S.C. Section 101 et seq. The Plan Administrator of the Plans (the "Plan Administrator") must give written timely notification to the Trustee of the Company's bankruptcy or insolvency. Upon receipt of such a notice, or upon actual knowledge of the Trustee, or upon receipt of a written allegation from a person or entity claiming to be a creditor of the Company that the Company is bankrupt or insolvent, the Trustee shall discontinue payments to Participants and Beneficiaries. The Trustee shall, as soon as practicable thereafter, determine whether the Company is bankrupt or insolvent. In determining whether the Company is bankrupt or insolvent, the Trustee may rely conclusively upon, and be protected in so relying upon, records of a court of competent jurisdiction or a report issued by a national credit reporting agency showing that the Company is or is not bankrupt or insolvent. If the Trustee determines, based on such information, that a Company is bankrupt or insolvent, the Trustee shall hold the assets of the Trust for the benefit of the Company's general creditors, and deliver any undistributed assets to satisfy the claims of such creditors as a court of competent jurisdiction may direct.

         The Trustee shall resume payments to Participants or Beneficiaries only after it has determined that the Company is not bankrupt or insolvent, is no longer bankrupt or insolvent (if the Trustee determined that the Company was bankrupt or insolvent), or pursuant to an order of a court of competent jurisdiction. Except as expressly provided above, unless the Trustee has actual knowledge of the Company's bankruptcy or insolvency, the Trustee shall have no duty to inquire whether the Company is bankrupt or insolvent.

         If the Trustee discontinues payment of benefits from the Trust pursuant to this Section 2.1 and subsequently resumes such payments, the first payment following such discontinuance shall include the aggregate amount of all payments which would have been made to each Participant or Beneficiary during the period of such discontinuance, less the aggregate amount of payments made to the Participant or Beneficiary by the Company, as certified by the Company to the Trustee, in lieu of the payments provided for hereunder during any such period of discontinuance.

         For purposes of this Section 2.1, actual knowledge of the Trustee shall mean knowledge obtained by written notice or other written communication to the trust department of the Trustee as provided in Section 11.6.

         2.2. Vehicle to Meet Obligations. The Company represents and agrees that the Trust established under this Agreement does not fund and is not intended to fund the Plans or any other employee benefit plan or program of the Company. The Trust is and is intended to be depository arrangement with the Trustee for the setting aside of cash and other assets of the Company as and when it so determines, in its sole discretion, for the meeting of part or all of its future obligations to some or all of the Participants and their Beneficiaries under the Plans. The Company further represents that the Plans are deferred compensation plans for a select group of management and highly compensated employees and as such is exempt from the application of the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), except for the disclosure requirements applicable to such plans for which the Company bears full responsibility as to compliance. The Company further represents that neither Plan is qualified under Section 401 of the Code and therefore is not subject to any of the Code requirements applicable to tax-qualified plans.



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                                   ARTICLE III

                                   Trust Agent

         3.1. Initial Appointment of Trust Agent. By its acceptance of this Trust, the Trustee hereby agrees to the designation by the Company of William Mercer Incorporated as the Trust Agent ("Trust Agent") under this Agreement. The Trustee shall have no responsibility for the performance of the duties of the Trust Agent.

         3.2. Removal of the Trust Agent. Either the Company or, in the event of the Company's bankruptcy or insolvency, the Trustee may terminate the Trust Agent by written notice to the Company or the Trustee (as the case may be) and appoint a successor as provided in Section 3.3.

         3.3. Resignation of the Trust Agent. The Trust Agent may resign at any time by delivery of written notice of resignation to the Trustee and the Company. Upon receipt of the notice of resignation, the Plan Administrator shall appoint a successor Trust Agent. If such notice of resignation is received following the Company's bankruptcy or insolvency, the Trustee shall appoint a successor Trust Agent in its discretion, which successor shall be a national compensation or actuarial consulting firm of similar reputation to any such resignation or any termination of the Trust Agent pursuant to Section 3.2. Such appointments shall take effect as of a future date specified in the notice of same, which date shall not be earlier than the date 60 days after the day on which the notice is delivered, or such earlier date as may be agreed to by the Trust Agent and the Trustee. The successor Trust Agent shall, as a condition to such appointment, agree in writing to be bound by the terms of this Agreement and to perform the duties and assume the responsibilities assigned to the Trust Agent under this Agreement. As soon as practicable after a Trust Agent has resigned or has been terminated it shall deliver to the successor Trust Agent all reports, records, documents, and other written information in its possession regarding the Plans, the Trust Fund, and the Participants in the Plans, and thereupon shall be entitled to all unpaid fees, compensation and reimbursement to which it is entitled under this Agreement and shall be relieved of all responsibilities and duties under this Agreement.

         3.4. Records. The Trust Agent shall maintain or cause to be maintained all the Participant records contemplated by this Agreement. The Trust Agent also shall prepare and distribute Participant's statements which shall include income tax information, if that information is supplied to the Trust Agent by the Company, with respect to payments to Participants and their Beneficiaries and shall perform such other duties and responsibilities as the Trustee determines is necessary or advisable to achieve the objectives of this Agreement. Any tax information applicable to a Participant or Beneficiary, including any required tax withholding, shall be supplied to the Trust Agent by the Company, Plan Administrator or Trustee.

         3.5. Participant Information. The Trust Agent shall furnish to the Company and Trustee all the information necessary to determine the benefits payable to or with respect to each Participant in the Plan, including any benefits payable after a Participant's death and recipient of



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same. The Trust shall from time to time, and at least annually, and promptly upon the request of the Company or Trustee, furnish updated information to the Company or Trustee. The Trust Agent shall prepare an annual benefits statement in respect to each Participant and shall furnish a copy of same to the Participant or his Beneficiary, but in no even shall the Trustee be required to prepare any such statement.

         3.6. Benefit Payments. Upon proper notification from the Plan Administrator, the Trust Agent shall prepare a certification to the Trustee that a Participant's benefits under a Plan have become payable and shall furnish a copy of such certification to the Participant or to the Beneficiary of a deceased Participant. Such certification shall include the amount of such benefits, the terms or payment, the amount of any taxes required to be withheld from such amount, if such information is supplied to the Trust Agent by the Plan Administrator, and the name, address and social security number of the recipient. Upon the receipt of such certified statement, the Trustee shall commence cash distributions from the Trust Fund in accordance therewith to the person or persons so indicated and to the Company with respect to taxes required to be withheld and the Trust Agent shall charge the payments against the Participant's benefits. The Company shall have full responsibility for the payment of all withholding taxes to the appropriate taxing authority and shall also furnish each Participant or Beneficiary with the appropriate tax information form evidencing such payment and the amount thereof.

         Upon the Trustee's receipt of actual notice from the Company or Plan Administrator of a change of control, as defined in a Plan, the Trustee will pay benefits to the participants pursuant to the terms of such Plan.

         3.7. Company's Liability Not Limited to Assets. Nothing provided in this Agreement shall relieve the Company of its liabilities to pay the retirement and death benefits provided under the Plans except to the extent such liabilities are met by application of the Trust Fund.

                                   ARTICLE IV

                                 Administration

         4.1 Plan Documents and Authorizations. The Company shall provide the Trust Agent with a certified copy of the Plans and all amendments thereto promptly upon their adoption. The Company shall file with the Trustee and the Trust Agent a certified list of the names and specimen signatures of the officers of the Company, the members of the Compensation Committee of the Board of Directors of the Company ("Compensation Committee"), or any person authorized to act for them. The Company shall promptly notify the Trustee and the Trust Agent of the addition or deletion of any person's name to or from such list, respectively. Until receipt by the Trustee and/or the Trust Agent of proper notice that any person is no longer authorized so to act, the Trustee or the Trust Agent may rely on the actions of such person or persons until notified in writing that such certification has been revoked. All certifications, notices and directions by any such authorized person or persons to the Trustee or Trust Agent shall be in writing signed by such person or persons or shall be by electronic means mutually agreeable to the Trustee or Trust Agent and the person giving the certification notice or direction. The Trustee and the Trust Agent may rely on any such certification, notice or direction



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purporting to have been signed by or on behalf of such person or persons that the Trustee or the Trust Agent reasonably believes to have been signed (or electronically given) thereby. The Trustee and the Trust Agent shall have no responsibility for acting or not acting in reliance upon any notification believed by the Trustee or the Trust Agent to have been so signed (or electronically given) by a duly authorized officer or agent of the Company. The Company shall be responsible for keeping accurate books and records with respect to the employees of the Company and their compensation.

         The Trustee shall act with the care, skill, prudence and diligence under the circumstances then prevailing that a prudent person acting in like capacity and familiar with such matters would use in the conduct of an enterprise of a like character and with like aims, provided, however, that the Trustee shall incur no liability for any action taken pursuant to a written (or electronic) direction from the Company. Except as otherwise required by applicable law or Section 4.2(b)(ii) of this Agreement, the Trustee shall not be liable under this Agreement for any claim for special, indirect, or consequential losses or damage of any kind whatsoever (including but not limited to lost profits) even if the Trustee has been advised of the likelihood of such loss or damage and regardless of the form of the action.

         4.2. Directions and Indemnification.

         (a) Directions. The Trustee shall not be liable for the proper application of any part of the Trust Fund if payments are made in accordance with the directions of the Company, Plan Administrator or Transfer Agent as herein provided, nor shall the Trustee be responsible for the adequacy of the Trust Fund to meet and discharge any and all payments and liabilities under the Plans. All persons dealing with the Trustee are released-from inquiry into the decision or authority of the Trustee and from seeing to the application of any moneys, securities or other property paid or delivered to the Trustee.

         (b) Indemnification.

               (i) The Company shall indemnify the Trustee against, and hold the Trustee harmless from, any and all loss, damage, penalty, liability, cost, and expense, including without limitation, reasonable attorneys' fees and disbursements, that may be incurred by, imposed upon, or asserted against the Trustee by reason of any third party claim, regulatory proceeding, or litigation arising from any act done or omitted to be done by any individual or person with respect to the Plans or Trust, including without limitation the selection of GICs and similar investments by the Company, excepting only any and all loss, etc., to the extent that it arises from the Trustee's failure to perform in accordance with the Trust Agreement.

               (ii) The Trustee shall indemnify the Company against, and hold the Company harmless from, any and all loss, damage, penalty, liability, cost and expense, including without limitation, reasonable attorneys' fees and disbursements that may be incurred by, imposed upon or asserted against the Company or Plan Administrator as a direct result of any third party claim, regulatory proceeding or litigation to the extent that it arises from the Trustee's failure to perform in accordance with The Trust Agreement.

         (c) Survival. The provisions of this Section 4.3 shall survive the termination of this Agreement.



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                                    ARTICLE V

                                Trust Investments

         5.1. Reserved.

         5.2. General Investment Powers. The Trustee shall invest the Trust fund pursuant to the directions it receives from the Trust Agent, but shall not invest in securities of the Company. Subject to the foregoing, the Trustee shall have the power in investing and reinvesting the Trust Fund:

               (a) To invest and reinvest in any property, real, personal or mixed, wherever situated and whether or not productive of income or consisting of wasting assets, including without limitation, common and preferred stock, bonds, notes, debentures (including convertible stocks and securities but not including any stock or security of the Trustee, either Company, or any affiliate thereof), leaseholds, mortgages, certificates or deposit or demand or time deposits (including any such deposits with the Trustee), shares of investment companies and mutual funds, interests in partnerships and trusts, insurance policies and annuity contracts, and oil, mineral or gas properties, royalties, interests or rights, without being limited to the classes or property in which trustees are authorized to invest by any law or any rule of court of any state and without regard to the proportion any such property may bear to the entire amount of the Trust Fund;

               (b) To invest and reinvest all or any portion of the Trust Fund, collectively through the medium of any common, collective or commingled trust fund that may be established and maintained by the Trustee for plans or programs which are not tax qualified, subject to the instrument or instruments establishing such trust fund or funds and with the terms of such instrument or instruments, as from time to time amended, being incorporated into this Agreement to the extent of the equitable share of the Trust Fund in any such common collective or commingled trust fund;

               (c) To retain any property at any time received by the Trustee;

               (d) To sell or exchange any property held by it at public or private sale, for cash or on credit, to grant and exercise options for the purchase or exchange thereof, to exercise all conversion or subscription rights pertaining to any such property and to enter into any covenant or agreement to purchase any property in the future;

               (e) To participate in any plan of reorganization, consolidation, merger, combination, liquidation or other similar plan relating to property held by it and to consent to or oppose any such plan or any action thereunder or any contract, lease, mortgage, purchase, sale or other action by any person;


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                                      -8-

               (f) To deposit any property held by it with any protective, reorganization or similar committee, to delegate discretionary power thereto, and to pay part of the expenses and compensation thereof and any assessments levied with respect to any such property so deposited;

               (g) To extend the time of payment of any obligation held by it;

               (h) To hold uninvested any moneys received by it, without liability for interest thereon, until such moneys shall be invested, reinvested or disbursed;

               (i) To exercise all voting or other rights with respect to any property held by it and to grant proxies, discretionary or otherwise;

               (j) For the purposes of the Trust, to borrow money from others, to issue its promissory note or notes therefor, and to secure the repayment thereof by pledging any property held by it;

               (k) To manage, administer, operate, insure, repair, improve, develop, preserve, mortgage, lease or otherwise deal with, for any period, any real property or any oil, mineral or gas properties, royalties, interests or rights held by it directly or through any corporation or partnership, either alone or by joining with others, using other Trust assets for any such purposes, to modify, extend, renew, waive or otherwise adjust any provision of any such mortgage or lease and to make provision for amortization of the investment in or depreciation of the value of such property;

               (l) Tom employee suitable agents and counsel, who may be counsel to the Company or the Trustee, and to pay their reasonable expenses and compensation from the Trust Fund to the extent not paid by the Company;

               (m) To cause any property held by it to be registered and held in the name of one or more nominees, with or without the addition of words indicating that such securities are held in a fiduciary capacity, and to hold securities in bearer form;

               (n) To settle, compromise or submit to arbitration any claims, debt or damages due or owing to or from the Trust, respectively, to commence or defend suits or legal proceedings to protect any interest of the Trust, and to represent the Trust in all suits or legal proceedings in any court or before any other body or tribunal; provided, however, that the Trustee shall not be required to take any such action unless it shall have been indemnified by the Company to its reasonable satisfaction against liability or expenses it might incur therefrom;



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               (o) To organize under the laws of any state a corporation or trust for the purpose of acquiring and holding title to any property which it is authorized to acquire hereunder and to exercise with respect thereto any or all of the powers set forth herein; and

               (p) Generally, to do all acts whether or not expressly authorized, that the Trustee may reasonably deem necessary or desirable for the protection of the Trust Fund.

         5.3 No Duty of Inquiry. No person dealing with the Trustee shall be under any obligation to see to the proper application of any money paid or property delivered to the Trustee or to inquire into the Trustee's authority as to any transaction.

         5.4 Method of Distribution. The Trustee shall distribute cash from the Trust Fund in accordance with Article III hereof. The Trustee may make any distribution required hereunder by mailing its check for the specified amount to the person to whom such distribution or payment is to be made, at such address as may have been last furnished to the Trustee, or if no such address shall have been so furnished, to such person in care of the Company or (if so directed by the Company) by crediting the account of such person or by transferring funds so such person's account by bank or wire transfer.

         5.5 Actions by Company. If at any time there is no person authorized to act under this Agreement on behalf of a Company, the Chief Executive Officer, Chief Financial Officer, Vice President of Human Resources or General Counsel of the Company shall have the authority to act on behalf of the Company hereunder.

         5.6 Trustee's Liability for Acting Under the Directions of the Trust Agent. The Trustee shall have no liability or responsibility to either Company or any persons claiming any interest in the Trust Fund for acting without question on the direction of, or for failing to act in the absence of any direction from, the Trust Agent unless the Trustee participated knowingly in, or knowingly undertook to conceal, an act or omission of the Trust Agent constituting a breach of its duties hereunder, knowing such act or omission was a breach of such duties; provided, however, that the Trustee shall not be deemed to have 'participated' in a breach by the Trust Agent for the purposes of this undertaking solely as a result of the performance by the Trustee or its officers, employees or agent of any custodial, reporting, recording, and bookkeeping functions with respect to any assets of the Trust Fund managed by the Trust Agent or solely as a result of settling purchase and sale transactions entered into or directed by the Trust Agent, or to have 'knowledge' of any such breach solely as a result of the information received by the Trustee or its officers, employees or agents in the normal course in performing such functions or settling such transactions. If the Trustee has actual knowledge of a breach committed by the Trust Agent, it shall promptly notify the Company in writing thereof, and the Trustee, except as required by applicable law, shall thereafter have no responsibility to remedy such breach.

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                                   ARTICLE VI

                                    Expenses

         6.1 Taxes. The Company agrees that all income, deductions and credits under the Trust belong to it as owner for income taxes purposes and will be included on the Company's income tax returns. The Company shall pay any Federal, state and local taxes of the Trust Fund, or any part thereof, and on the income therefrom.

         6.2 Compensation. The Trustee shall be entitled to such compensation and fees for its services under this Agreement as shall be set forth in its Published Schedule of Compensation attached as Exhibit I as amended from time to time by the parties. Such expenses and compensation shall be a charge on the Trust Fund and shall constitute a lien in favor of the Trustee until paid by the Company. Such compensation, fees and reimbursement for expenses and liability described in Section 4.2 and Section 5.2(1), shall be paid to the Trustee or the Trust Agent by the Company directly; but if the Company shall fail to do so, the Trustee shall be entitled to withdraw all amounts to which it is entitled from the Trust Fund.

         To the extent the Trust Fund is not sufficient, the additional amounts due shall constitute a lien against the Trust Fund.

                                   ARTICLE VII

                           Trust Records and Accounts

         7.1. Trust Records. The Trustee shall maintain records with respect to the Trust Fund that show all receipts, investments, disbursements and other transactions hereunder. The record of the Trustee with respect to the Trust Fund shall be open to inspection by the Company, the Trust Agent and Participants, or their representatives, at all reasonable times during normal business hours of the Trustee and may be audited not more frequently than once each fiscal year by an independent certified public accountant engaged by the Company; provided, however, the Trustee shall be entitled to additional compensation from the Company, as mutually agreed upon by the Company and the Trustee, in respect of audits or auditors, requests which the Trustee reasonably determines to exceed the ordinary course of the usual scope of such examination of its records.

         7.2. Settlement of Accounts. Within a reasonable time after the close of each fiscal year of the Company (or, in the Trustee's discretion, at more frequent intervals), or of any termination of the duties of the Trustee hereunder, the Trustee shall prepare and deliver to the Company and the Trust Agent a statement of transactions reflecting its acts and transactions as Trustee during such fiscal year, portion thereof or during such period from the close of the last fiscal year or last statement period to the termination of the Trustees duties, respectively, including a statement of the then current value of the Trust Fund. Any such statement shall be deemed an account stated and accepted and approved by each Company, and the Trustee shall be relieved and discharged, as if such account had been settled and allowed by a judgment or decree of a court of competent jurisdiction, unless protested by the Company by written notice to the

Trustee within ninety (90) days of receipt thereof by the Company. The Trustee shall have the right to apply at any time to a court of competent jurisdiction for judicial settlement of any account of the Trustee not previously settled as herein provided or for the determination of any question of construction or for instructions. In any such action or proceeding it shall be necessary to join as parties only the Trustee and the Company (although the Trustee and the Company may also join such other parties as it may deem appropriate), and any judgment or decree entered therein shall be conclusive.

                                  ARTICLE VIII

                         Trustee Resignation and Removal

         8.1 Resignation of Trustee. The Trustee may resign at any time by delivering written notice thereof to the Company; provided, however, that no such resignation will take effect until the earlier of (i) sixty (60) days from the date of delivery of such notice to the Company or (ii) the appointment of successor trustee.

         8.2 Removal of Trustee. The Trustee may be removed by the Company at any time, pursuant to a written instrument executed by the Plan Administrator removing the Trustee and appointing a successor trustee. Such removal shall become effective sixty (60) days after receipt by the Trustee of such resolution, unless the Trustee shall agree to an earlier effective date.

         8.3 Appointment of a Successor Trustee. Upon the resignation or removal of the Trustee, a successor trustee shall be appointed by the Plan Administrator. Such Successor trustee shall be a bank or trust company established under the laws of the United States or a State within the Untied States and having assets in excess of $500,000,000. Such appointment shall take effect upon the delivery to the Trustee of (a) a written appointment of such successor trustee, duly executed by the Plan Administrator, as the case may be, and (b) an acceptance by such successor trustee. Any successor trustee shall have all the rights, powers and duties granted the Trustee hereunder.

         8.4 Petition for Successor. If, within sixty (60) days of the delivery of the Trustee's written notice of resignation, a successor trustee shall not have been appointed, the Trustee may apply to any court of competent jurisdiction for the appointment of a successor trustee.

         8.5 Transfer of Trust Fund. Upon the resignation or removal of the Trustee and the appointment of a successor trustee, and after the acceptance and approval of its account, the Trustee shall transfer and deliver the Trust Fund to such successor. Under no circumstances shall the Trustee transfer or deliver the Trust Fund to any successor which is not a bank or trust company as hereinabove defined.

                                   ARTICLE IX

                                   Termination

         9.1. Termination of the Trust. The Trust may be terminated at any time by the Company, pursuant to a written instrument executed by the Plan Administrator upon delivery to the Trustee of a copy of such written instrument of termination. However, the Trust may not be terminated in the event of the Company's bankruptcy or insolvency, as defined in Section 2.1, and, in such case, distributions will be made in accordance with that Article.

         9.2. Distribution Upon Termination. Upon the termination of the Trust, the Trustee shall, after the acceptance and approval of its account, distribute to each Participant or his Beneficiary, on a pro-rata basis to the extent of the Trust fund, in accordance with the written directions of the Trust Agent, owing to that Participant or Beneficiary under each Plan. After the satisfaction of all liabilities with respect to all Participants in the Plans and their Beneficiaries as certified to by the Trust Agent, the Trustee shall distribute any assets remaining in the Trust Fund to the Company in accordance with the Company's written direction. Upon completing such distributions, the Trustee shall be relieved and discharged. The powers of the Trustee shall continue as long as any part of the Trust Fund remains in its possession.

                                    ARTICLE X

                                    Amendment

         This Agreement may be amended, in whole or in part, at any time and from time to time, by the Company pursuant to a written instrument executed by the Chief Executive Officer, Chief Financial Officer, Vice President of Human Resources or General Counsel by delivery to the Trustee of a copy of such written instrument duly executed, except that the duties and responsibilities of the Trustee shall not be increased without the Trustee's written consent.

                                   ARTICLE XI

                                  Miscellaneous

         11.1. Governing Law. This Agreement shall be construed and interpreted under, and the Trust hereby created shall be governed by, the laws of the State of New York insofar as such laws do not contravene any applicable Federal laws, rules or regulations.

         11.2. Gender. Neither the gender nor the number (singular or plural) of any word shall be construed to exclude another gender or number when a different gender or number would be appropriate.

         11.3. No Rights to Particular Assets. No Participant or Beneficiary shall have any preferred claim on, or any beneficial ownership interest in, any assets of the Trust before such assets are paid to the Participant or Beneficiary, and all rights created under the Trust and the Plans shall be unsecured rights of the Participant or Beneficiary against the Company. No rights or interest of any Participant or Beneficiary under the Plans shall be transferable or assignable or shall be subject to alienation, anticipation or encumbrance, and no right or interest of any Participant or Beneficiary in the Plans shall be subject to any garnishment, attachment, or execution, levy or other legal or equitable process. Notwithstanding anything to the contrary, the Trust Fund shall at all times remain subject to claims of general creditors of the Company in the event of the Company's bankruptcy or insolvency as provided herein.

         11.4. Successors. This Agreement shall be binding upon and inure to the benefit of any successor to the Company or its business as the result of merger, consolidation, reorganization, transfer of assets or otherwise and any subsequent successor thereto. In the event of any such merger, consolidation, reorganization, transfer of assets or other similar transaction, the successor to the Company or its business or any subsequent successor thereto shall promptly notify the Trustee in writing of its successorship. In no event shall any such transaction described herein suspend or delay the rights of Participants or the Beneficiaries of deceased participants to receive benefits hereunder.

         11.5. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original, but all of which shall together constitute only one Agreement.

         11.6. Notices. Communication to the Trustee shall be sent to The Chase Manhattan Bank, New York, New York or to such other address as the Trustee may specify in writing. Communications to the Company shall be sent to the attention of the Compensation Committee under the Plan at the Company's principal offices or to such other address as the Compensation Committee may specify in writing. No communication shall be binding upon the Trustee or the Company until received.

         IN WITNESS WHEREOF, the parties hereto have caused this amended and restated Trust Agreement to be duly executed and their respective corporate seals to be hereto affixed.



                                         DELL COMPUTER CORPORATION

                                         By:  /s/ JULIE A. SACKETT
                                              ---------------------------------
                                         Its:  Vice President

                                         THE CHASE MANHATTAN BANK

                                         By:  /s/ OTIS A. SINNETT, JR.
                                              ---------------------------------
                                         Its:  Vice President
                                              ---------------------------------